EXHIBIT 2.6

                               AMENDMENT AGREEMENT


         This Amendment Agreement is dated as of February 14, 2000. Except as otherwise defined, all terms used herein are as defined in that certain Acquisition Agreement dated as of December 14, 1999 by and between Advanced Knowledge, Inc., a Delaware corporation ("AKI"), and Soccer Magic Inc., an Ontario corporation ("SMI").

         1. The documents listed in Section 3 below (the "Documents"), each of which was executed by one or more of the undersigned as shown in Section 3, was originally prepared with the date "January 14, 2000" for purposes of a planned closing, which had been scheduled to occur on such date, of the transactions contemplated by the Acquisition Agreement (the "Transactions"). The planned closing of the Transactions did not occur on such date, and the undersigned now wish to change the date of each of the Documents to facilitate a later closing of the Transactions.

         2. The undersigned, as signatories of the Documents as described in Section 3, hereby agree that the date of each of the Documents of which they are signatories shall be amended hereby and changed from January 14, 2000 to March 16, 2000. No other provision of any of the Documents is amended hereby.

         3. The Documents and their respective signatories are listed below:

         The Documents                    Signatories
         -------------                    -----------

         Escrow Agreement                 AKI by Buddy Young
                                          SMI by Manny Gross
                                          Jack L. Chegwidden, a professional
                                              corporation, by Jack L. Chegwidden

         Asset Sale Agreement             AKI by L. Stephen Albright
                                          Becor Internet, Inc. by Buddy Young
                                          Buddy Young, an individual
                                          SMI by Manny Gross

         New Director Resignations        Manny Gross, an individual
         and New Officer                  Myron Grunberg, an individual
         Resignations described in        Brian Rattenbury, an individual
         Section 3.02(a)(iii) and (iv)

                       [REST OF PAGE INTENTIONALLY BLANK]

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         Closing bringdown                Buddy Young, an officer of AKI
         certificate described in         L. Stephen Albright, an officer of AKI
         Section 8.01 of the
         Acquisition Agreement

         Closing bringdown                Manny Gross, an officer of SMI
         certificate described in         Brian Rattenbury, an officer of SMI
         Section 9.01 of the
         Acquisition Agreement

         Certified resolutions            L. Stephen Albright, an officer of AKI
         described in Section
         8.13 of the Acquisition
         Agreement

         Certified resolutions            Manoj Pundit, an officer of SMI
         described in Section
         9.11 of the Acquisition
         Agreement

         Certificate of incumbency        Buddy Young, an officer of AKI
         described in Section 8.15        L. Stephen Albright, an officer of AKI
         of the Acquisition
         Agreement

         Certificate of incumbency        Manny Gross, an officer of SMI
         described in Section 9.15
         of the Acquisition
         Agreement

         Officers' Certificate            Buddy Young, an officer of AKI
         made in connection with          L. Stephen Albright, an officer of AKI
         an opinion of Miller &
         Holguin

         Certificate to Chitiz Pundit     Manny Gross, an officer of SMI
         Pathak & Sokoloff in
         support of legal opinions


         4. This Amendment Agreement may be executed in one or more counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument. Delivery of this Amendment Agreement may be made by facsimile transmission, and the acceptance of such facsimile transmission shall create a valid and binding agreement.

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



         IN  WITNESS  WHEREOF,   the  undersigned  have  caused  this  Amendment
Agreement to be executed as of the day and year first above written.

ADVANCED KNOWLEDGE, INC.                          SOCCER MAGIC INC.


By:  /s/ Buddy Young                              By:  /s/ Manny Gross
     ---------------------------                       -------------------------
Name:  Buddy Young                                Name:  Manny Gross
Title: President and Chief Executive Officer      Title: Chief Executive Officer


By:  /s/ L. Stephen Albright                      By:  /s/ Myron Grunberg
     ---------------------------                       -------------------------
Name:  L. Stephen Albright                        Name:  Myron Grunberg
Title: Secretary                                  Title:    President


BECOR INTERNET, INC.                              Jack L. Chegwidden,
                                                  a professional corporation


By:  /s/ Buddy Young                              By:  /s/ Jack Chegwidden
     ---------------------------                       -------------------------
Name:  Buddy Young                                Name:  Jack L. Chegwidden
Title: President and Chief Executive Officer


Signing as officers of AKI:                       Signing as officers of SMI:
--------------------------                        --------------------------


/s/ Buddy Young                                   /s/ Manny Gross
--------------------------------                  ------------------------------
    Buddy Young, President and                        Manny Gross
    Chief Executive Officer                           Chief Executive Officer


/s/ L. Stephen Albright                           /s/ Myron Grunberg
--------------------------------                  ------------------------------
    L. Stephen Albright, Secretary                    Myron Grunberg, President


                                               Signing as individuals:
                                               ----------------------


/s/ Buddy Young                                   /s/ Myron Grunberg
--------------------------------                  ------------------------------
    Buddy Young                                       Myron Grunberg


/s/ Manny Gross                                   /s/ Brian Rattenbury
--------------------------------                  ------------------------------
    Manny Gross                                       Brian Rattenbury


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